Exhibit 10.1

PAYMENT AGREEMENT

This Payment Agreement (the “Agreement”) is entered into this 14th day of October 2011, by and between John Zubak and Harvey Mitgang (“Plaintiffs”) and The Amacore Group, Inc., a Delaware corporation, (“Amacore”) (Plaintiffs and Amacore are collectively referred to as the “Parties”).
Recitals

WHEREAS, Plaintiffs filed an action against Amacore in the Superior Court of New Jersey, Law Division, Mercer County, Docket No. Mer-L-001730-09 (the “Litigation”); and

WHEREAS, the Court entered a final judgment dated September 29, 2011 in the amount of $299,344.90 in favor of Plaintiffs (the “Judgment”);

WHEREAS, the Parties desire to amicably resolve any potential collection issues and agree to payment terms with respect to the Judgment; and

WHEREAS, each Party acknowledges that each has been advised by their respective counsel as to the contents and meaning of the terms and conditions set forth in this Agreement or had an opportunity to obtain counsel to do so.  Each Party further acknowledges that it has entered into this Agreement on each Party’s own volition.

NOW THEREFORE, in consideration of the performance of the covenants and agreements herein recited, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Agreement

1. Recitals Incorporated.  The recitals set forth above are hereby acknowledged as being true and correct and each is incorporated into the body of this Agreement.

2. Payments.  Upon execution of this Agreement, Amacore shall make or cause payments to be made to counsel for Plaintiffs until the Judgment is paid in full as follows:

(a)	One Hundred Thousand Dollars and No Cents ($100,000.00) payable on October 21, 2011;
(b)	Seventy Five Thousand Dollars and No Cents ($75,000.00) payable on November 21, 2011;
(c)	Seventy Five Thousand Dollars and No Cents ($75,000.00) payable on December 21, 2011; and
(d)	Fifty Thousand Dollars and No Cents ($50,000.00) payable on or before January 6, 2012.

3. Place of Payment.  All payments identified in the preceding paragraph shall be made by wire transfer to Avolio & Hanlon, P.C Attorney Trust Account on or before the dates indicated in Paragraph 2, above.

4. Prepayment.  Amacore shall be entitled to prepay all or any part of the outstanding sums due at any time without penalty but shall include written notice of prepayment with such prepayment.

5. Default and Remedies.  If Amacore fails to timely deliver any required payment, Plaintiffs may domesticate the New Jersey Judgment in any state they deem applicable and immediately commence execution of the Judgment. Amacore also agrees in the event of such breach, to voluntarily provide to Plaintiffs any and all requested documentation regarding their assets, including bank account numbers, equipment, accounts receivable, and documentation relating to any other personal or real property owned by Amacore.

6. Miscellaneous Provisions.

(a)
Each Party agrees that time is of the essence with regard to all dates, deadlines and time periods, especially those referenced in Paragraph 2 above.  The timing of delivery of the judgment proceeds referenced in Paragraph 2 above is absolute with no opportunity to cure.

(b)
Each Party agrees that, in the event of any litigation between them which is in any way related to or arising out of this Agreement, Plaintiffs only shall be entitled to recover attorneys’ fees and costs (both at the trial court and appellate court levels) from Amacore.

(c)
Each Party agrees that this Agreement represents their entire agreement.  The Parties hereby represent to each other that they are not parties to, and have not relied upon any agreements, covenants, representations, inducements, promises, or commitments of any kind, other than as set forth in this Agreement.  This Agreement may be amended only by a writing signed by all Parties to it.

(d)
Each Party agrees that a facsimile of a signature will be considered an original.  The Parties also agree that because of logistical issues, all signatures may not appear on the same page.  Nevertheless, a Party’s signature on a signature page will be deemed to be a valid acknowledgment of that Party’s execution of this Agreement.

(e)
Each Party agrees that this Agreement is enforceable only upon Amacore’s execution of this Agreement, which does not require Plaintiffs to execute this Agreement and the covenants contained herein shall be binding upon the successors and assigns of each Party.

(f)
Each Party agrees that if any provision of this Agreement is deemed invalid and/or unenforceable, for any reason, the remainder and/or remaining provisions of this Agreement will be valid and enforceable.

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IN WITNESS WHEREOF, Amacore acknowledges that it has the ability to make the payments set forth herein and has indicated its approval and acceptance of the terms and conditions of this Agreement.

The Amacore Group, Inc. By: ______________________ Date: Print Name: _______________________________ Title: ____________________________________